As filed with the Securities and Exchange Commission on June 20, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DOUGLAS EMMETT, INC.

(Exact name of registrant as specified in its charter)

Maryland	20-3073047
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

808 Wilshire Boulevard, Suite 200

Santa Monica, California 90401

(310) 255-7700

(Address of Principal Office and Zip Code)

DOUGLAS EMMETT, INC. 2016 OMNIBUS STOCK INCENTIVE PLAN

(Full title of the plan)

Mona Gisler

Chief Financial Officer

808 Wilshire Boulevard, Suite 200

Santa Monica, California 90401

(Name and address of agent for service)

(310) 255-7700

(Telephone number, including area code, of agent for service)

Copy to:

Ben D. Orlanski

Katherine J. Blair

Manatt, Phelps & Phillips, LLP

11355 West Olympic Boulevard

Los Angeles, California 90064

(310) 312-4000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share	8,400,000 shares	$34.15	$286,818,000	$28,882.57
(1)

This registration statement covers, in addition to the number of shares of common stock, par value $0.01 per share, of Douglas Emmett, Inc., stated above, an indeterminate number of additional securities that may be offered or issued pursuant to the Douglas Emmett, Inc. 2016 Omnibus Stock Incentive Plan, as a result of the adjustment provisions thereof.

(2)

Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of registration fee, based upon the average of the high and low prices of our common stock reported on June 14, 2016, as reported on the New York Stock Exchange.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants of the Douglas Emmett, Inc. 2016 Omnibus Stock Incentive Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The Securities and Exchange Commission, or the SEC, allows us to “incorporate by reference” information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this registration statement, except for any information superseded by information in this registration statement.

The following documents filed by our company with the SEC are incorporated herein by reference:

•                  Our Annual Report on Form 10-K filed on February 19, 2016 (including information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A for our 2016 annual meeting of stockholders filed on April 15, 2016);

•                  Our Quarterly Report on Form 10-Q filed on May 6, 2016;

•                  Current Reports on Form 8-K filed on June 3, 2016, February 22, 2016, February 25, 2016 (Form 8-K/A), March 4, 2016 and May 6, 2016 (Form 8-K/A);

•                  All other reports  (other than portions of Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein) filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2015; and

•                  The description of our common stock included in our registration statement on Form 8-A (File No. 001-33106), filed  on October 23, 2006, including any amendment or report filed for the purpose of updating such description.

All reports (other than portions of Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein) filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

You may read and copy any reports, statements or other information we have filed at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC’s website at http://www.sec.gov.

Item 4.         Description of Securities.

Not Applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

The Maryland General Corporation Law, as amended, or the MGCL, permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

Our charter authorizes us, and our bylaws require us, to the maximum extent that Maryland law in effect from time to time permits, to indemnify any present or former director and officer or any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, member, manager, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding without requiring a preliminary determination of the ultimate entitlement to indemnification.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•                  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith; or (ii) was the result of active and deliberate dishonesty;

•                  the director or officer actually received an improper personal benefit in money, property or services; or

•                  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or on behalf of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•                  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•                  a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

The partnership agreement of our operating partnership provides that we, as the special limited partner, and our officers and directors are indemnified to the fullest extent permitted by Delaware law. We have also entered into indemnification agreements with each of our executive officers and directors that obligate us to indemnify them to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.         Exemption from Registration Claimed.

Not Applicable.

Item 8.         Exhibits.

Exhibit No.	Exhibit

4.1

Articles of Amendment and Restatement of Douglas Emmett, Inc. (incorporated by reference to our Registration Statement on Amendment No. 6 to Form S-11 (Registration No. 333-135082) filed October 19, 2006).

4.2	Amended and Restated Bylaws of Douglas Emmett, Inc. (incorporated by reference to our Current Report on Form 8-K filed on September 6, 2013).

4.3	Certificate of Correction to Articles of Amendment and Restatement of Douglas Emmett, Inc. (incorporated by reference to our Current Report on Form 8-K filed October 30, 2006).

4.4

Form of Certificate of Common Stock of Douglas Emmett, Inc. (incorporated by reference to our Registration Statement on Amendment No. 3 to the Form S-11 (Registration No. 333-135082) filed on October 3, 2006).

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in signature page).

99.1	Douglas Emmett, Inc. 2016 Omnibus Stock Incentive Plan (incorporated by reference to our Current Report on Form 8-K filed June 3, 2016).

99.2	Form of Douglas Emmett, Inc. 2016 Omnibus Stock Incentive Plan Non-Qualified Stock Option Agreement.

99.3	Form of Douglas Emmett, Inc. 2016 Omnibus Stock Incentive Plan LTIP Unit Award Agreement.

Item 9.         Undertakings.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 17th day of June, 2016.

DOUGLAS EMMETT, INC.

/s/ Jordan L. Kaplan
Name:	Jordan L. Kaplan
Title:	President and CEO

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dan A. Emmett and Jordan L. Kaplan, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jordan L. Kaplan	President, CEO and Director (Principal Executive Officer)	June 17, 2016
Jordan L. Kaplan

/s/ Mona M. Gisler	Chief Financial Officer (Principal Financial and Accounting Officer)	June 17, 2016
Mona M. Gisler

/s/ Dan A. Emmett	Chairman of the Board of Directors	June 17, 2016
Dan A. Emmett

/s/ Kenneth M. Panzer	Chief Operating Officer and Director	June 17, 2016
Kenneth M. Panzer

/s/ Christopher H. Anderson	Director	June 17, 2016
Christopher H. Anderson

/s/ Leslie E. Bider	Director	June 17, 2016
Leslie E. Bider

/s/ Dr. David T. Feinberg	Director	June 17, 2016
Dr. David T. Feinberg

/s/ Thomas E. O’Hern	Director	June 17, 2016
Thomas E. O’Hern

/s/ William E. Simon, Jr.	Director	June 17, 2016
William E. Simon, Jr.

/s/ Virginia A. McFerran	Director	June 17, 2016
Virginia A. McFerran

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1

Articles of Amendment and Restatement of Douglas Emmett, Inc. (incorporated by reference to our Registration Statement on Amendment No. 6 to Form S-11 (Registration No. 333-135082) filed October 19, 2006).

4.2	Amended and Restated Bylaws of Douglas Emmett, Inc. (incorporated by reference to our Current Report on Form 8-K filed on September 6, 2013).

4.3	Certificate of Correction to Articles of Amendment and Restatement of Douglas Emmett, Inc. (incorporated by reference to our Current Report on Form 8-K filed October 30, 2006)

4.4

Form of Certificate of Common Stock of Douglas Emmett, Inc. (incorporated by reference to our Registration Statement on Amendment No. 3 to the Form S-11 (Registration No. 333-135082) filed on October 3, 2006).

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in signature page).

99.1	Douglas Emmett, Inc. 2016 Omnibus Stock Incentive Plan (incorporated by reference to our Current Report on Form 8-K filed June 3, 2016).

99.2	Form of Douglas Emmett, Inc. 2016 Omnibus Stock Incentive Plan Non-Qualified Stock Option Agreement.

99.3	Form of Douglas Emmett, Inc. 2016 Omnibus Stock Incentive Plan LTIP Unit Award Agreement.